As filed with the Securities and Exchange Commission on July 22, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VBI VACCINES INC.

(Exact Name of registrant as Specified in Its Charter)

British Columbia, Canada	2836	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

222 Third Street, Suite 2241

Cambridge, MA 02142

(617) 830-3031

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeff R. Baxter

Chief Executive Officer

VBI Vaccines Inc.

222 Third Street, Suite 2241

Cambridge, MA 02142

(617) 830-3031

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies to:

Kevin Friedmann, Esq.
Mitchell, Silberberg & Knupp LLP
11377 W. Olympic Blvd.

Los Angeles, CA 90064
(310) 312-3106

(310) 312-3100 — Facsimile

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Common shares, no par value
Warrants to purchase common shares
Units
Total	$150,000,000	$15,105

(1) This registration statement covers an indeterminate number of common shares, warrants, and units that may be sold by the registrant from time to time, for a maximum aggregate offering price of all securities not to exceed $150,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include an indeterminate amount and number of common shares as may be issued upon exercise of warrants or pursuant to any anti-dilution provisions of such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the common shares being registered hereunder include an indeterminate number of common shares that may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions.

(2) The proposed maximum aggregate offering price has been estimated for the sole purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.

(3) The registration fee is calculated in accordance with Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Subject to completion, dated July 22, 2016

PROSPECTUS

$150,000,000

Common Shares

Warrants

Units

By this prospectus and an accompanying prospectus supplement, we may from time to time offer and sell, in one or more offerings, up to $150,000,000 in any combination of common shares, warrants, and units.

We will provide you with more specific terms of these securities in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

We may offer these securities from time to time in amounts, at prices and on other terms to be determined at the time of offering. We may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common shares are listed on the NASDAQ Capital Market under the symbol “VBIV.” On July 21, 2016, the closing price of our common shares as reported by the NASDAQ Capital Market was $3.76 per share.

An investment in our common shares involves a high degree of risk. See “Risk Factors” on page 6 of this prospectus for more information on these risks.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2016.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities which may be offered. Each time we offer securities for sale, we will provide a prospectus supplement that contains specific information about the terms of that offering. Any prospectus supplement may also add or update information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Information Incorporated by Reference.”

The registration statement that contains this prospectus (including the exhibits thereto) contains additional important information about us and the securities we may offer under this prospectus. Specifically, we have filed certain legal documents that establish the terms of the securities offered by this prospectus as exhibits to the registration statement. We will file certain other legal documents that establish the terms of the securities offered by this prospectus as exhibits to reports we file with the SEC. You may obtain copies of that registration statement and the other reports and documents referenced herein as described below under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, unless the context otherwise requires, references to the terms “VBI,” “we,” “us,” “our” and the “Company” refer to VBI Vaccines Inc. (formerly, SciVac Therapeutics, Inc.).

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DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including the documents that we incorporate by reference, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Forward-looking statements in this prospectus and any accompanying prospectus supplement include, without limitation, statements related to our plans, strategies, objectives, expectations, intentions and adequacy of resources. Investors are cautioned that such forward-looking statements involve risks and uncertainties including, without limitation, the following: (i) our plans, strategies, objectives, expectations and intentions are subject to change at any time at our discretion; (ii) our plans and results of operations will be affected by our ability to manage growth and competition; and (iii) other risks and uncertainties indicated from time to time in our filings with the SEC. Important factors that could cause actual results to differ materially from those indicated in the forward-looking statements include, but are not limited to, the rate and degree of market acceptance of our products, our ability to develop and market new and enhanced products, our ability to obtain financing as and when we need it, competition from existing and new products and our ability to effectively react to other risks and uncertainties described from time to time in our SEC filings, such as fluctuation of quarterly financial results, reliance on third party manufacturers and suppliers, litigation or other proceedings, government regulation and stock price volatility.

In some cases, you can identify forward-looking statements by terminology such as ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘could,’’ ‘‘expects,’’ ‘‘plans,’’ ‘‘intends,’’ ‘‘anticipates,’’ ‘‘believes,’’ ‘‘estimates,’’ ‘‘predicts,’’ ‘‘potential,’’ or ‘‘continue’’ or the negative of such terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We do not undertake any obligation to publicly update or review any forward-looking statement.

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OUR BUSINESS

This is only a summary and may not contain all the information that is important to you. You should carefully read both this prospectus and any accompanying prospectus supplement and any other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”

About VBI Vaccines Inc.

On May 6, 2016, the Company, which was then named SciVac Therapeutics, Inc., and VBI Vaccines Inc., a publicly traded Delaware corporation listed on the NASDAQ Capital Market (“VBI Delaware”), completed a merger pursuant to which Sennicav Acquisition Corporation, a wholly-owned subsidiary of the Company, merged with and into VBI Delaware, with VBI Delaware surviving the merger as a wholly-owned subsidiary of the Company. Upon consummation of the merger, the Company changed its name from SciVac Therapeutics, Inc. to VBI Vaccines Inc.

We are a commercial stage biopharmaceutical company developing next generation vaccines to address unmet needs in infectious disease and immuno-oncology. We currently manufacture and market one product, Sci-B-Vac™, a third generation hepatitis B (“HBV”) vaccine for adults, children and newborns. While Sci-B-Vac, has not yet been approved by the U.S. Food and Drug Administration (“FDA”) or the European Medicines Agency (the “EMA”), it is approved for use in Israel and 14 other countries.

Our eVLP Platform technology allows for the development of enveloped (“e”) virus-like particle (“VLP”) vaccines that closely mimic the target virus to elicit a potent immune response. We are advancing a pipeline of eVLP vaccines, with lead programs in cytomegalovirus (“CMV”), an infection that while common, can lead to serious complications in babies and people with weak immune systems, and glioblastoma multiforme, which is a form of brain cancer.

We are also advancing our LPV™ Thermostability Platform, a proprietary formulation and process that allows vaccines and biologics to preserve stability, potency, and safety.

Our Principal Products

Sci-B-Vac for Prevention of Hepatitis B: Sci-B-Vac is a “third generation” vaccine, distinguished from previous generations in that Sci-B-Vac™ (i) is produced in mammalian cells (CHO cells) and (ii) contains more of the proteins, or surface antigens, naturally occurring on the outer surface of the hepatitis B virus.

In contrast to previous vaccines, which contain only one surface antigen, the “S” antigen, Sci-B-Vac contains the “S” antigen plus the “preS1” and “preS2” surface antigens. The composition of Sci-B-Vac therefore provides more opportunities for the immune system to respond with antibodies, or neutralizing antibodies, which can recognize one of these components of the hepatitis B particle.

Because the Sci-B-Vac active component displays proteins substantially similar to those found on the outer surface of the naturally occurring hepatitis B virus, we believe that Sci-B-Vac could be more potent and immunogenic (capable of conferring immunity) than other existing yeast-derived HBV vaccines, such as GlaxoSmithKline’s Engerix-B®.

Based on clinical studies we have conducted we believe that Sci-B-Vac possesses the following benefits relating to the prevention of the hepatitis B virus:

●	Sci-B-Vac has been demonstrated to be highly immunogenic in adults, children and newborn infants;

●	In several trials, the protection obtained by vaccination, or seroprotection, was faster, and anti-hepatitis B virus antibody concentration was higher in a larger percentage of vaccinated individuals, in each case when compared to current yeast-derived vaccines. In addition, seroprotection (the attainment of immunologically protective levels of anti-hepatitis B virus antibodies) was induced with only 25-50% of the recommended dose for currently U.S.- licensed HBV vaccines; and

●	Sci-B-Vac generated an adequate immune memory for long-term protection against hepatitis B.

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Additionally, preliminary results, such as from investigator-initiated academic studies, suggest that:

●	Sci-B-Vac generated immune response superior to Engerix-B® in overweight individuals ;

●	Sci-B-Vac induced a protective immunity in end-stage renal disease patients who did not respond to previous vaccination with currently available vaccines and who were undergoing dialysis; and

●	Sci-B-Vac could have particular clinical benefits in special subsets, such as immunosuppressed patients and special at-risk groups of non-responders.

Based on the clinical data collected to date, we intend to bypass the Phase II trial in the United States and Europe with the consent of the FDA and EMA, respectively, and commence three pivotal Phase III clinical trials for prevention of the hepatitis B virus in pre-dialysis and HIV patients. We are in the process of finalizing the protocols for these Phase III clinical trials. In addition, we are contemplating expanding the target populations to include diabetic patients, as well as healthy adults. We had limited discussions with the FDA regarding Sci-B-Vac between May 2012 and September 2015; however, we requested that the FDA close its master file on Sci-B-Vac so that we could improve the presentation and clarity of our data. Although we have not yet filed an IND with the FDA, we plan to meet with the FDA during 2016 to discuss our U.S. clinical development plan and to have a similar consultation with the EMA as soon as reasonably practicable thereafter.

CMV Vaccine Candidate:

Our experimental CMV vaccine is being developed using our eVLP vaccine platform. The vaccine is based on the CMV glycoprotein B antigen and is adjuvanted with aluminum phosphate.

The CMV vaccine has shown promise in early preclinical animal models, including rabbits and mice, with the ability to generate anti-CMV antibodies and CMV neutralizing responses in both fibroblasts and epithelial cells.

A technology transfer of the vaccine for Good Manufacturing Practices enforced by the FDA (“GMP”) manufacturing and/or out-licensing to Paragon Bioservices Inc., a third party GMP subcontract manufacturer, is complete. We completed formal toxicology studies in the fourth quarter of 2015.

eVLP Vaccine Platform:

Our eVLP vaccine technology allows for the expression of envelope glyco-proteins within a lipid-bilayer membrane of a virus like particle (“VLP”). The technology enables the synthetic manufacture of an “enveloped” virus like particle, or “eVLP”. Many viruses are “enveloped” in that they are surrounded by a lipid bilayer membrane. Such viruses display antigenic proteins in the surface of their “envelope” which can be targets for vaccine development. The ability to synthetically manufacture an “enveloped” virus like particle is different from previously developed VLP technologies, which did not include the lipid bilayer membrane, and thus these technologies were unable to express antigenic proteins within an “envelope” as they occur in nature.

We expect to develop additional vaccine targets based on this platform, either through a partnership, or internally.

LPV Vaccine Platform:

Vaccines are typically sensitive to fluctuations in temperature that can degrade, destroy or inactivate the potency of a vaccine and introduce safety risks. As a consequence, 90% of vaccines are transported through a “cold-chain” of temperature controlled environments, transportation and storage. Our Lipid Particle Vaccine technology, or “LPV”, is a vaccine formulation technology that enables the thermostabilization of vaccines through a proprietary formulation and freeze-drying process. The technology is constituted using three lipids, monopalmitoylglycerol, dihexadecyl phosphate and cholesterol mixed in a proprietary ratio with vaccine antigen using a patented method. The resulting mixture is then lyophilized (freeze dried) and can be stored for extended periods of time outside of the cold-chain.

We are currently exploring this technology through partnerships with third-party collaborators.

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Our Research and Development Efforts

We invest heavily in research and development, or R&D. The R&D expenses for our combined companies were approximately $7.1 million and $3.8 million for the years ended December 31, 2015 and 2014 respectively.

Our most significant R&D expense has been, and is expected to continue to be, related to the development of our CMV vaccine candidate and the related eVLP platform. Our R&D expenses are expected to increase significantly as the vaccine moves into the clinical development stage. During the first half of 2015, we initiated GLP toxicology trials to confirm the safety of the CMV vaccine candidate in animals.

In 2015 we held pre-IND and pre-clinical trial application meetings with the FDA and Health Canada, respectively, to review our plans for GLP toxicology trials and manufacture and release of the clinical trial supply of our CMV vaccine candidate. We subsequently decided to perform CMV clinical trials in Canada only. In June 2016, we received a No Objection Letter from Health Canada, providing clearance to begin enrolling Canadian participants in a Phase I clinical study to evaluate our CMV vaccine candidate in humans. The Phase I study is designed to assess the safety and tolerability of the CMV vaccine candidate in approximately 125 healthy CMV-seronegative adults. The study will also measure levels of vaccine-induced CMV neutralizing antibodies that may prevent CMV infection.

Following our June 30, 2016 pre-IND meeting with the FDA/Center for Biologics Evaluation and Research where we discussed a clinical trial design and supporting preclinical and manufacturing data for our bivalent CMV gB/pp65 eVLP vaccine to treat patients with glioblastoma multiformae brain tumors, we plan to complete an IND submission and Phase I clinical trial during the first half of 2017.

We intend to continue to make R&D investments in our LPV platform.

We also intend to seek FDA and EMA approval and commence marketing Sci-B-Vac as a preventative HBV vaccine in pre-dialysis and HIV patients in the United States and the EU, as applicable. If Sci-B-Vac is approved for these indications, then we expect to extend the label for other adult niche populations at risk, such as diabetics patients. Additionally, we intended to seek approval for the use of Sci-B-Vac in healthy subjects. For each new indication, we will likely be required to conduct clinical trials to demonstrate the efficacy of the vaccine in that population and obtain approval from the applicable regulatory agencies.

Corporate Information

Our headquarters are located at 222 Third Street, Suite 2241, Cambridge, Massachusetts, 02142. Our primary research facility is located in Ottawa, Ontario, Canada and our Sci-B-Vac manufacturing facilities are located in Rehovot, Israel and run by SciVac Ltd., our wholly-owned subsidiary. Our telephone number at our headquarters is (617) 830-3031. Additional information about us is available on our website at www.vbivaccines.com. The information contained on or that may be obtained from our website is not, and shall not be deemed to be, a part of this prospectus. Our common shares, no par value, are currently traded on The NASDAQ Capital Market under the ticker symbol “VBIV.”

For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

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RISK FACTORS

Investing in our securities involves a high degree of risk. Please see the risk factors set forth in Part I of our registration statement on Form F-4 and other filings we make with the SEC, which are incorporated by reference in this prospectus. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline.

USE OF PROCEEDS

Unless we state otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us under this prospectus and any related prospectus supplement for general corporate purposes, including furthering development of our product candidates and completing the trials and other requirements necessary to obtain regulatory approval for them in the United States, Canada and other jurisdictions. These purposes may also include capital expenditures and additions to working capital. When a particular series of securities is offered, the prospectus supplement relating to that series will set forth our intended use for the net proceeds we receive from the sale of the securities. Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities sold by the Company in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchases in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

PRICE HISTORY OF OUR COMMON SHARES

Comparative Share Prices and Dividends

Our common shares are traded on the NASDAQ Capital Market under the symbol “VBIV” and on the Toronto Stock Exchange under the symbol “VBV”. Our common shares have traded on the NASDAQ Capital Market since May 9, 2016. Our common shares were traded previously on the OTCQX market maintained by OTC Markets Group, Inc. under the symbol “SVACF”, and from May 2, 2016 through May 6, 2016, our common shares traded on the OTCQX under the symbol “SVACD” as a result of a 1 for 40 reverse split of our common shares which we effected on April 29, 2016. The bid quotations reported by the OTCQX reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions. Both the bid and the sale information included in the following tables give effect to the reverse stock split.

For the periods indicated, the following tables set forth the high and low bid prices of our common shares, as reported by the TSX and the OTCQX, and the high and low sales prices of our common shares, as reported by the NASDAQ Capital Market. The prices shown for our common shares, as reported by the TSX, are shown in Canadian dollars while the per share prices as reported by the OTCQX and the NASDAQ Capital Market are shown in U.S. dollars. Fluctuations in the exchange rate between the Canadian dollar and the U.S. dollar will affect any comparisons of our common shares traded on the TSX and our common shares traded on the NASDAQ Capital Market. We have not declared or paid dividends on our common shares and we do not anticipate paying any cash dividends in the foreseeable future.

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	TSX (Canadian Dollars)		OTCQX (U.S. Dollars)		NASDAQ (U.S. Dollars)
Period	High	Low	High	Low	High	Low

Annual:
2015	13.60	5.20	20.00	4.00
2014	19.60	7.60	16.40	6.80
2013	21.60	6.80	21.60	6.80

Last Six Months:
May	4.40	1.99			4.40	3.55
April	2.56	2.13
March	2.47	2.08
February	6.80	7.20	4.80	3.60
January	7.60	5.20	5.20	3.60
December	7.60	5.20	5.60	4.00

Quarterly Information 2016
First Quarter	7.60	2.08			5.36	3.40

Quarterly Information 2015:
First Quarter	20.40	9.20	16.40	8.00
Second Quarter	24.40	16.40	19.60	13.20
Third Quarter	25.20	5.60	20.00	6.40
Fourth Quarter	10.00	5.20	8.00	4.00

Quarterly Information 2014
First Quarter	16.40	10.00	14.80	9.20
Second Quarter	12.00	8.40	10.80	7.60
Third Quarter	19.60	8.40	16.40	7.20
Fourth Quarter	13.60	7.60	11.20	6.80

CAPITALIZATION AND INDEBTEDNESS

A prospectus supplement or report on Form 6-K incorporated by reference into the registration statement of which this prospectus is a part will include information relating to our capitalization and indebtedness.

DESCRIPTION OF THE SECURITIES THAT MAY BE OFFERED

Description of Common Shares

The following summary of the rights of our common shares is not complete and is subject to and qualified in its entirety by reference to our articles of incorporation, a copy of which are filed as exhibits to our registration statement on Form F-3, of which this prospectus forms a part. See “Where You Can Find More Information.”

We are authorized to issue an unlimited number of common shares with no par value.

As of July 20, 2016, we had 36,133,396 common shares outstanding. Our authorized but unissued common shares are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

Holders of our common shares are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purpose. The common shares are neither redeemable or convertible. Holders of common shares have no preemptive or subscription rights to purchase any of our securities.

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Each holder of our common shares is entitled to one vote for each such share outstanding in the holder’s name. No holder of common shares is entitled to cumulate votes in voting for directors.

In the event of our liquidation, dissolution or winding up, the holders of our common shares are entitled to receive pro rata our assets which are legally available for distribution, after payments of all debts and other liabilities. All of the outstanding common shares are fully paid and non-assessable. The common shares offered by this prospectus will also be fully paid and non-assessable.

On July 21, 2016, the last sale price of our common shares on the NASDAQ Capital Market was $3.76 per share. The transfer agent and registrar for our common shares is Computershare. Its address is 510 Burrard Street, 2nd Floor, Vancouver, British Columbia V6C 3B9, and its telephone number is (604) 661-9442.

Description of Warrants

Warrants to Purchase Common Shares

We may issue warrants for the purchase of our common shares, which we refer to in this prospectus as “equity warrants”. As explained below, each equity warrant would entitle its holder to purchase our equity securities at an exercise price set forth in, or to be determined as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with other securities. Any equity warrants would be issued under equity warrant agreements.

The particular terms of each issue of equity warrants and the equity warrant agreement relating to the equity warrants will be described in the applicable prospectus supplement, including, as applicable:

●	the title of the equity warrants;

●	the initial offering price;

●	the aggregate number of equity warrants and the aggregate number of shares of the equity security purchasable upon exercise of the equity warrants;

●	if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the number of equity warrants issued with each equity security;

●	the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum number of the equity warrants that may be exercised at any one time;

●	anti-dilution provisions of the equity warrants, if any;

●	redemption or call provisions, if any, applicable to the equity warrants;

●	any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants; and

●	the exercise price.

Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of stockholders for the election of directors or any other matter, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.

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Description of Units

We may, from time to time, issue units comprised of one or more of the other securities described in this prospectus in any combination. A prospectus supplement will describe the specific terms of the units offered under that prospectus supplement, and any special considerations applicable to investing in those units. You must look at the applicable prospectus supplement and any applicable unit agreement for a full understanding of the specific terms of any units. We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement and incorporated documents. The terms of any units offered under a prospectus supplement may differ from the terms described below.

General

We may issue units consisting of common shares, warrants or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement and any incorporated documents the terms of the series of units, including the following:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued; and

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Shares,” and “Description of Warrants” will apply to each unit and to any common shares or warrants included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

We may issue units directly or under a unit agreement to be entered into between us and a unit agent. We will name any unit agent in the applicable prospectus supplement. Any unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

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Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

We may offer and sell the securities in any one or more of the following ways:

●	to or through underwriters, brokers or dealers;

●	directly to one or more other purchasers;

●	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	through agents on a best-efforts basis;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on the NASDAQ Capital Market or sales made through a market maker other than on an exchange or other similar offerings through sales agents; or

●	otherwise through any other method permitted by applicable law or a combination of any of the above methods of sale.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver common shares to an underwriter, broker or dealer, who will then resell or transfer the common shares under this prospectus. We may also enter into hedging transactions with respect to our securities. For example, we may:

●	enter into transactions involving short sales of the common shares by underwriters, brokers or dealers;

●	sell common shares short and deliver the shares to close out short positions;

●	enter into option or other types of transactions that require the delivery of common shares to an underwriter, broker or dealer, who will then resell or transfer the common shares under this prospectus; or

●	loan or pledge the common shares to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

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Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. Any prospectus supplement will also set forth the terms of the offering, including:

●	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

●	any commissions allowed or paid to agents;

●	any other offering expenses;

●	any securities exchanges on which the securities may be listed;

●	the method of distribution of the securities;

●	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

●	any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices;

●	at varying prices determined at the time of sale; or

●	at negotiated prices.

Such sales may be effected:

●	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in transactions in the over-the-counter market;

●	in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

●	through the writing of options; or

●	through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

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Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us for public offering and sale may engage in transactions that stabilize, maintain or otherwise affect the price of the common shares during and after this offering, but those underwriters will not be obligated to do so and may discontinue any market making at any time. Specifically, the underwriters may over-allot or otherwise create a short position in the common shares for their own accounts by selling more common shares than have been sold to them by us. The underwriters may elect to cover any such short position by purchasing common shares in the open market or by exercising the over-allotment option granted to the underwriters. In addition, the underwriters may stabilize or maintain the price of the common shares by bidding for or purchasing common shares in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if common shares previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the common shares at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the common shares to the extent that it discourages resales of the common shares. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the NASDAQ Capital Market or otherwise and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriters and selling group members may also engage in passive market making transactions in our common shares. Passive market making consists of displaying bids on the NASDAQ Capital Market limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the common shares at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

We are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the common shares offered in this prospectus by any person. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to our activities.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

Any broker-dealer participating in the distribution of the common shares may be deemed to be an “underwriter” within the meaning of the Securities Act with respect to any securities such entity sells pursuant to this prospectus.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Borden Ladner Gervais LLP.

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EXPERTS

The consolidated financial statements of SciVac Therapeutics Inc. as of December 31, 2015 and for the year then ended have been audited by Smythe LLP, independent registered public accounting firm, as set forth in its report thereon which is included in our Form F-4 and incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of SciVac Ltd. as of December 31, 2014 and 2013 and for each of the three years in the period ended December 31, 2014 have been audited by Kost Forer Gabbay & Kasierer, a Member of Ernst & Young Global, as set forth in its report thereon which is included in our Form F-4 and incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Peterson Sullivan LLP, independent registered public accounting firm, has audited the consolidated financial statements of VBI Delaware, as set forth in its report thereon which is included in our Form F-4 and incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act, with respect to the securities covered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

VBI is a “foreign private issuer” and, under the rules adopted under the Exchange Act, is exempt from certain of the requirements of the Exchange Act, including the proxy and information provisions of Section 14 of the Exchange Act and the reporting and liability provisions applicable to officers, directors and significant shareholders under Section 16 of the Exchange Act.

You may read and copy the information filed with or furnished to the SEC by VBI at the Public Reference Room of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like VBI, that file electronically with the SEC. The address of the site is www.sec.gov. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates, or from commercial document retrieval services. The reports and other information filed by VBI with the SEC are also available at VBI’s website at www.vbivaccines.com. VBI also files reports, statements and other information with the applicable Canadian securities regulatory authorities. VBI’s filings are electronically available to the public from the Canadian System for Electronic Document Analysis and Retrieval, or SEDAR, the Canadian equivalent of the SEC’s EDGAR system, at www.sedar.com. The web addresses of the SEC, SEDAR and VBI have been included as inactive textual references only. Information on those web sites is not part of this proxy statement/prospectus.

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INFORMATION INCORPORATED BY REFERENCE

The SEC and applicable law permits us to “incorporate by reference” into this prospectus information that we have or may in the future file with or furnish to the SEC. This means that we can disclose important information by referring you to those documents. You should read carefully the information incorporated herein by reference because it is an important part of this prospectus. We hereby incorporate by reference the following documents into this prospectus:

●	our Annual Report on Form 20-F for the fiscal year ended December 31, 2015, as filed with the SEC on March 30, 2016;

●	our Registration Statement on Form F-4, as filed with the SEC on December 23, 2015 and amended on February 5, 2016, February 26, 2016, March 14, 2016, March 16, 2016, March 25, 2016, April 6, 2016 and April 8, 2016;

●	our reports on Form 6-K filed with the SEC on February 16, 2016, May 6, 2016, May 13, 2016, June 21, 2016 and June 23, 2016; and

●	the description of our capital stock which is included in the Form 8-A filed with the SEC on May 5, 2016.

Except for Forms 6-K, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including filings made on Forms 20-F or 40-F and reports made on Forms 10-K, 10-Q and 8-K, after the date of this prospectus and before the termination or completion of this offering (including all such documents filed with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents. We may incorporate any Form 6-K subsequently submitted to the SEC by identifying in such report that it is being incorporated by reference in the registration statement of which this prospectus is a part. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

Upon written or oral request we will provide to each person to whom a prospectus is delivered, including any beneficial owner, without charge, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents. Please send requests to VBI Vaccines Inc., 222 Third Street, Suite 2241, Cambridge, MA 02142 Attn: Chief Financial Officer, (617) 830-3031.

Disclosure of Commission Position on Indemnification

for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the company, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Officers and Directors.

Article 21, Section 21.2 of VBI’s articles requires VBI, subject to the British Columbia Business Corporations Act (the “BCA”), to indemnify a director, former director or alternate director and his or her heirs and legal representatives against all eligible penalties to which such person is or may be liable and after the disposition of an eligible proceeding pay the expenses actually and reasonably incurred by such person in respect of that proceeding.

Pursuant to Article 21, Section 21.3, VBI may indemnify any other person subject to the restrictions of the BCA.

Prior to the final disposition, VBI may pay, as they are incurred, the expenses actually and reasonably incurred by an eligible party, or the heirs and personal or other legal representatives in respect of that proceeding, if VBI first receives from such person a written undertaking that if the indemnification is ultimately determined to be prohibited pursuant to the BCA, such person will repay the amounts advanced.

Indemnification under the BCA is prohibited if any of the following circumstances apply: (1) if the indemnity or payment is made under an earlier agreement and at the time the agreement to indemnify or pay expenses was made the company was prohibited from doing so under its memorandum or articles; (2) if the indemnity or payment is made otherwise than under an earlier agreement and at the time the indemnity or payment is made, the company is prohibited from doing so under its memorandum or articles; (3) if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the company or the associated corporation; or (4) in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

Additionally, if an eligible proceeding is brought against an eligible party, or the heirs and personal or other legal representatives in respect of that proceeding, by or on behalf of VBI or an associated corporation, VBI must not indemnify that person for any penalties such person is or may be liable for and SciVac must not pay the expenses of that person in respect of the proceeding.

Item 9. Exhibits.

Exhibit No.	Description of Document
1.1	Underwriting Agreement*
2.1	Agreement and Plan of Merger dated as of October 26, 2015 (attached as Annex A to the proxy statement/prospectus which forms part of the registrant’s registration statement on Form F-4, filed with the SEC on December 23, 2015 and incorporated herein by reference).
2.2	First Amendment to Agreement and Plan of Merger, dated as of December 17, 2015 (attached as Annex A to the proxy statement/prospectus which forms part of the registrant’s registration statement on Form F-4, filed with the SEC on December 23, 2015 and incorporated herein by reference).
5.1	Opinion of Borden Ladner Gervais LLP.
23.1	Consent of Peterson Sullivan LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Smythe LLP, Independent Registered Public Accounting Firm
23.3	Consent of Kost Forer Gabbay & Kasierer, Independent Registered Public Accounting Firm.
23.4	Consent of Borden Ladner Gervais LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page).

* To be filed, if necessary, after effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference to a Current Report on Form 6-K filed in connection with an underwritten offering of the shares offered hereunder.

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Item 10. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however , that:

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

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(5)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, State of Massachusetts, on July 22, 2016.

VBI VACCINES INC.

By:	/s/ Jeff R. Baxter
Jeff R. Baxter, Chief Executive Officer
Principal Executive Officer

By:	/s/ Jim Martin
Jim Martin, Chief Financial Officer
Principal Financial Officer

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: July 22, 2016	/s/ Jeff R. Baxter
Jeff R. Baxter, Chief Executive Officer and
Director

Date: July 22, 2016	/s/ Jim Martin
Jim Martin , Chief Financial Officer

Date: July 22, 2016	*
Steven Gillis,
Director

Date: July 22, 2016	*
Sam Chawla Director

Date: July 22, 2016	*
Scott Requadt
Director

Date: July 22, 2016	*
Michel De Wilde
Director

Date: July 22, 2016	*
Steve Rubin
Director

Date: July 22, 2016	*
Adam Logal
Director

* Jeff R. Baxter, by signing his name hereto, does hereby sign this report on behalf of the directors of the registrant above whose typed names appear, pursuant to powers of the attorney executed by such directors and filed with the Securities and Exchange Commission.

By:	/s/ Jeff R. Baxter
Jeff R. Baxter, Attorney-in-Fact

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